Exhibit 99.1


                         [LOGO OF OLD NATIONAL BANCORP]

                       P.O. Box 718 - Evansville, IN 47705
                                NYSE Symbol: ONB

NEWS RELEASE

SUBJECT:   OLD NATIONAL REPORTS PER SHARE RESULTS DOWN 4.7%
           FROM THE SAME QUARTER LAST YEAR; STRONG FEE
           INCOME GROWTH CONTRIBUTES TO 7.4% INCREASE IN
           TOTAL REVENUE

DATE:      April 24, 2003

For Further Information Call: John Poelker - (812) 461-9099
                              Executive Vice President - Chief Financial Officer

                              Lynell Walton - (812) 464-1366
                              Assistant Vice President - Investor Relations


Old National Bancorp (NYSE: ONB) announced that its first-quarter earnings were $.41 per share, down 4.7% from the $.43 earned during the same quarter of 2002 and down $.01 per share from its fourth-quarter 2002 results. Net income for the period totaled $26.3 million compared to $27.9 million in the same quarter of 2002 and $26.7 million in the fourth quarter.

Old National Chairman & CEO Jim Risinger commented, "The weakness in economic activity and conditions in our principal markets has now continued into its third year. While these conditions have put a strain on both our net interest income and credit quality, our recent focus on diversifying our revenue streams is serving us well during this challenging period. The growth in revenue from our Signature Group family of insurance and investment products along with the very robust growth of our mortgage banking operations offset the decline in our net interest income."

Balance Sheet & Funding

Commercial and consumer loans outstanding during the first quarter declined slightly from year-end 2002 levels and were up less than 1% from March 31, 2002. Reduced demand from borrowers combined with tightened underwriting standards has resulted in virtually no growth in this category of earning assets in recent quarters. Old National expects these important elements of revenue generation to pick up as the economy improves. Moreover, the company is continuing to expand its presence in strong new markets such as Indianapolis and has stepped up marketing efforts across the franchise.

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Residential mortgage loans continue to liquidate, reflecting historically low mortgage finance rates and the related boom in refinancing. Old National continues to provide refinancing to its customers, with the majority of these new loans being sold into the secondary market and thus not appearing on the balance sheet. Revenue from these mortgage banking activities, included in other income, is up 28.8% compared to the first quarter of 2002.

As an offset to the weakness in loan demand, the company continues to increase its investment portfolio. The investment portfolio at March 31, 2003, was $3.321 billion compared to $2.619 billion at the same date last year. This larger portfolio has generated both increased interest income earnings and opportunities for gains on sales, with gains totaling $2.7 million during the first quarter.

Core deposits declined from year-end 2002 levels and were $169 million below their level at March 31, 2002. The reductions from last year reflect the sale of branches completed in the third quarter of 2002. The branches sold had $203 million in deposits. Old National continues to lower deposit rates to reflect both changing funding requirements and the low levels of rates in the market. However, as has been the case with many banks, the reduction in deposit rates has not kept pace with reductions in the yields on loans and investments, putting pressure on net interest earnings.

At March 31, 2003, total assets were $9.725 billion compared with $9.169 billion at March 31, 2002. Shareholders' equity at March 31, 2003, amounted to $743 million and represented $11.68 per share, up from $10.08 at March 31, 2002, an increase of 15.9%.

Credit Quality

Net charge-offs for the first quarter of 2003 were $12.7 million, a significant increase from the $4.9 million net charge-offs during the first quarter of 2002. Included in the net charge-offs was an $8.5 million charge-off on a single commercial credit, which had been identified as a problem loan and was included in nonaccrual loans at the end of 2002.

Non-performing loans rose to $116.5 million at March 31, 2003, compared to $100.3 million at year end and $42.2 million at March 31, 2002. As a percentage of total loans outstanding, this stood at 2.07% at the end of the first quarter compared with 1.74% at December 31, 2002, and .71% at the end of last year's first quarter. A single credit in the amount of $25.4 million added to nonaccrual during the quarter was a significant factor in the increase in non-performing loans.

Old National made a provision for loan losses during the quarter of $9.0 million, up from the $7.5 million provision made in both the first and fourth quarters of 2002. The reserve for loan losses at March 31, 2003, was $84.0 million, an increase of $7.2 million from the reserve balance of $76.8 million at March 31, 2002. As a percentage of total loans, the reserve at March 31, 2003, stood at 1.49%. The reserve as a percentage of non-performing loans was 72%.

Net Interest Income

Net interest income during the first quarter was $76.2 million, a 5.1% reduction from the $80.3 million recorded during the first quarter of last year. The net interest income was also down slightly from the $76.7 million earned in the fourth quarter of 2002.

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

Reflecting the continued shift in earning assets into lower yielding investment portfolio assets, the impact of higher levels of nonaccrual loans and the difficulty in lowering effective deposit rates, the net interest margin for the quarter was 3.46%, down 4 basis points from the 3.50% reported for the fourth quarter of 2002 and 35 basis points below the 3.81% in the first quarter of last year.

Executive Vice President & Chief Financial Officer John S. Poelker commented, "Our net interest income and margin have been affected by the impact of weak loan demand and low levels of rates. While we are disappointed with the economy, we continue to carefully manage our balance sheet risk positions and continue to focus on ensuring that we are well positioned for the anticipated turnaround in these conditions."

Other Income

Reflecting Old National's continuing efforts to diversify and strengthen its noninterest-related revenue sources, other income (excluding gains on securities sales) totaled $40.2 million during the first quarter. This represented a 39.1% increase in these sources of revenue over the $28.9 million earned in the first quarter of 2002. Contributing to this solid improvement have been key acquisitions in the asset management and insurance agency operations of the company. In addition, the mortgage banking operations of Old National continue to generate strong revenue growth reflecting increased refinancing activity. Mortgage revenue for the quarter was $4.4 million, up 28.8% over last year's first-quarter results. Mortgage revenue during the quarter was net of an impairment charge against its mortgage servicing rights asset of $2.3 million.

Mike Hinton, Old National's Executive Vice President responsible for banking operations, noted, "We are benefiting from the significant investments that we have made over the last couple of years in people, systems and training focused on broadening our product offerings and intensifying our sales and relationship management skills. Such initiatives help sharpen our competitive edge in any market situation, but they are especially valuable at this stage of the economic cycle, when revenue streams other than those generated by loan and deposit-related services are so important to our growth. Our efforts to combine enhanced skills with more robust products and services are working as planned."

During the quarter, Old National realized $2.7 million in pre-tax gains on the sales of investment securities. These gains were taken as part of the continuing management of the investment portfolio to react to interest rate and yield curve shifts during the quarter. As of March 31, 2003, the unrealized gain in the investment portfolio was $77.0 million.

Other Expense

Operating expenses were up slightly from the fourth quarter of 2002 and up 14.5% from the first quarter of 2002. Most of the increase in expenses compared to the same quarter last year can be attributed to the impact of two acquisitions in the second half of 2002, Fund Evaluation Group and Terrill Group, and the continued investment in new strategies such as the expansion of the company's Indianapolis presence and the centralization of its mortgage banking activities. Operating expenses for the first quarter of 2003 totaled $70.2 million compared to $61.3 million during the first quarter of 2002.

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

Risinger said, "We clearly recognize our responsibility to carefully manage expense growth during these periods of reduced revenue opportunities. Over the last few years we have continued to streamline our core operations to fund investments in new markets and strategies. We are continuing this effort and have operational improvement and restructuring projects under way on virtually a permanent basis. We are committed to managing the revenue and expense relationship with an appreciation for both short-term earnings requirements and long-term return expectations."



Old National Bancorp, a $9.7 billion financial holding company headquartered in Evansville, IN, employs more than 3,000 professionals who advise, design and facilitate financial solutions to help clients reach their goals. Founded in 1834, Old National has grown to include client-focused financial services operations in Indiana, Illinois, Ohio, Kentucky, Tennessee and Missouri. With a special attention to service quality, Old National provides individuals and businesses financial solutions through a broad range of banking services as well as trust and investment services, insurance brokerage services and investment products.


Old National will hold its first quarter Conference Call at 9:30 a.m. Central on Friday, April 25, 2003. The live audio Webcast of the conference call will be available on the company's Shareholder Relations Web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 12:30 p.m. Central on April 25 through 12:00 midnight on May 9. To access the replay, dial 1-888-203-1112, confirmation code 539745.


                            Forward-Looking Statement
                            -------------------------

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Internal and external factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan, softening in the economy which could materially impact credit quality trends and the ability to generate loans, and other matters discussed in this news release. Actual results could materially differ from those contained in or implied by such statements. Old National undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of this release.

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

Old National Bancorp
Financial Highlights
($ in thousands except per share data)
                                                Three Months Ended
                                                    March 31

                                                 2003        2002       Change
--------------------------------------------------------------------------------
Income Data:
--------------------------------------------------------------------------------
Net Interest Income (FTE)                    $   76,185  $   80,346  $   (4,161)
--------------------------------------------------------------------------------
Noninterest Income                               40,190      28,942      11,248
--------------------------------------------------------------------------------
Securities Gains                                  2,730       1,565       1,165
--------------------------------------------------------------------------------
Total Revenue                                   119,105     110,853       8,252
--------------------------------------------------------------------------------
Provision for Loan Losses                         9,000       7,500       1,500
--------------------------------------------------------------------------------
Other Expense                                    70,165      61,264       8,901
--------------------------------------------------------------------------------
Income before Taxes                              39,940      42,089      (2,149)
--------------------------------------------------------------------------------
Provision for Taxes (FTE)                        13,680      14,228        (548)
--------------------------------------------------------------------------------
Net Income                                       26,260      27,861      (1,601)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Per Share Data: (Diluted) (1) (2)
--------------------------------------------------------------------------------
Net Income                                          .41         .43        (.02)
--------------------------------------------------------------------------------
Net Income (Cash Basis) (3)                         .42         .43        (.01)
--------------------------------------------------------------------------------
Average Diluted Shares Outstanding               63,757      64,281        (524)
--------------------------------------------------------------------------------
Book Value at 3-31                                11.68       10.08        1.60
--------------------------------------------------------------------------------
Stock Price at 3-31                               21.40       23.31       (1.91)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Performance Ratios:
--------------------------------------------------------------------------------
Return on Average Assets                           1.11%       1.23%       (.12)
--------------------------------------------------------------------------------
Return on Average Equity (4)                      15.07       17.55       (2.48)
--------------------------------------------------------------------------------
Net Interest Margin (FTE)                          3.46        3.81        (.35)
--------------------------------------------------------------------------------
Other Expense to Revenue (Efficiency Ratio)       58.91       55.27        3.64
--------------------------------------------------------------------------------
Net Charge-offs to Average Loans                    .89         .33         .56
--------------------------------------------------------------------------------
Reserve for Loan Losses to Ending Loans            1.49        1.30         .19
--------------------------------------------------------------------------------
Non-Performing Loans to Ending Loans               2.07         .71        1.36
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Balance Sheet:                                                          % Change
--------------------------------------------------------------------------------
Average Assets                                9,501,210   9,069,060         4.8%
--------------------------------------------------------------------------------
End of Period Balances:
--------------------------------------------------------------------------------
Assets                                        9,725,176   9,169,075         6.1
--------------------------------------------------------------------------------
Commercial and Consumer Loans                 4,612,581   4,578,283          .7
--------------------------------------------------------------------------------
Residential Real Estate Loans                 1,027,328   1,349,644       (23.9)
--------------------------------------------------------------------------------
Core Deposits (Excluding Brokered CD's)       6,063,839   6,233,139        (2.7)
--------------------------------------------------------------------------------
Shareholders' Equity                            743,037     647,046        14.8
--------------------------------------------------------------------------------
(FTE) Fully taxable equivalent basis.
(1) All share and per share data have been adjusted for stock dividends and stock splits.
(2)  Assumes conversion of stock options.
(3)  Excludes after-tax impact of amortization of intangible assets.
(4) Based on average shareholders' equity of $697,219 and $634,885, respectively, for 2003 and 2002, which excludes other comprehensive income.

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